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                                                                    EXHIBIT 5.1

                                                                      Date

WAI, Inc.
100 West Fifth Street
Suite 1000
Tulsa, Oklahoma 74103

Ladies and Gentlemen:

  We are acting as special counsel to WAI, Inc., an Oklahoma corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-4 (the "Registration Statement") of the Company relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the terms of an agreement, dated December 12, 1996, as amended and restated as of May 19, 1997 (the "Agreement"), among the Company, ONEOK Inc. ("ONEOK") and Western Resources, Inc. pursuant to which (i) ONEOK will merge with and into the Company with the Company continuing as the surviving corporation, and (ii) all shares of the common stock, no par value, of ONEOK will be converted on a one-for-one basis into shares of the Common Stock pursuant to the provisions of the Agreement.

  We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon certificates and statements of public officials and officers or representatives of the Company and of others.

  Based upon the foregoing and subject to the limitations set forth herein, it is our opinion that the shares of the Common Stock to be issued pursuant to the Agreement have been duly authorized and will be (when issued pursuant to the Agreement) validly issued, fully paid and non-assessable.

  This opinion is limited to the laws of the State of Oklahoma.

  The opinion expressed herein is solely for your benefit and may not be relied upon in any manner for any purpose except as specifically provided for herein.

                                          Very truly yours,